SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant  [   ]

Filed by a Party other than the Registrant  [ x ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[   ]  Definitive Proxy Statement

[ X ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)
240.14a-12


                           MAXXAM INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

          THE COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
-----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(1) and 0-11.

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applies:________________________________________________________

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applies:________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________________________________________

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[   ]  Fee paid previously with preliminary materials.

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Exchange Act Rule 0-11(a)(2) and identify the filing for which
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filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:_______________________________

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     (4)  Date Filed:___________________________________________

          THE COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS


Dear Shareholder:

Please accept our thanks for sending in your BLUE Proxy Card.

To avoid the possibility of the validity of your BLUE Proxy Card being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed new BLUE Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience. This BLUE Proxy Card will automatically revoke any previous BLUE Proxy Card when it is returned to us.

/ / YOUR PREVIOUS BLUE PROXY WAS UNSIGNED. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

/ / YOUR PREVIOUS BLUE PROXY WAS UNDATED. (Please date, sign and return the new proxy in the enclosed envelope.)

/ /  YOUR PREVIOUS BLUE PROXY OMITTED YOUR TITLE OR AUTHORITY.
     (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner,
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     full title as such.)

/ / YOUR PREVIOUS BLUE PROXY, AS SIGNED, DID NOT CONFORM TO THE NAME SHOWN ON THE PROXY. (Please date and sign the
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     proxy, including your full title if signing other than in
     an individual capacity. If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate their capacity. If you
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     as you indicate your age.)

/ /  YOUR PREVIOUS BLUE PROXY, AS MARKED, DID NOT CLEARLY
     SPECIFY YOUR INSTRUCTIONS. (Please sign, date and clearly mark your proxy.)

 / / OTHER _____________________________________________________
     ___________________________________________________________

Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed BLUE Proxy Card as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we greatly appreciate your support.

Sincerely,



THE COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS

                       MAXXAM SHAREHOLDERS
                   DESERVE BETTER THAN A RUBBER
                     STAMP BOARD OF DIRECTORS

If you own Maxxam stock, you probably already know that your investment isn't doing so well under Board Chairman and CEO
Charles Hurwitz.

In fact, we're not the only ones talking about it.

 BUSINESS WEEK NAMED MAXXAM'S 5-PERSON BOARD AS THE 10TH WORST ON
ITS ROSTER OF "THE WORST BOARD OF DIRECTORS," calling it a "tiny board with little business experience dominated by CEO."

  ACCORDING TO BARRON'S AND FORBES, SEVERAL ANALYSTS THINK THAT
MAXXAM IS TRADING AT LESS THAN HALF ITS ASSET VALUE. Forbes reported that one reason for this is Hurwitz's "reputation for putting his own interests ahead of investors."

MAXXAM CHAIRMAN CHARLES HURWITZ:
REPEATED ALLEGATIONS OF FIDUCIARY LAPSES

-- In 1997 a Delaware court found that HURWITZ had engaged in self-dealing to the detriment of Maxxam shareholders, leading to a $20 million settlement.

--  THE FEDERAL GOVERNMENT IS CURRENTLY SUING HURWITZ AND MAXXAM
TO RECOVER OVER $800 MILLION stemming from the bailout of a failed savings and loan that the government claims Maxxam owned.

-- Maxxam reported net losses of $57.2 million in 1998.  FOR THE
LAST FIVE YEARS, MAXXAM'S STOCK PRICE HAS LAGGED SIGNIFICANTLY
BEHIND S&P 500 AND NASDAQ INDICES.

-- Hurwitz and Maxxam LOCKED OUT OVER 2,900 WORKERS represented by the United Steelworkers of America at Kaiser Aluminum, where Maxxam owns 63% of the shares. During the dispute, Kaiser reported net losses of over $38 million in each of the last two quarters.

-- Maxxam's Pacific Lumber Company had its timber license suspended twice in twelve months due to 128 violations of California law. No other major timber company in California has ever had its license suspended.

In light of Maxxam's history the Committee of Concerned Maxxam Shareholders believes that independent directors are needed to protect shareholder interests. That's why the Committee is proposing former U.S. SENATOR HOWARD METZENBAUM and former federal judge Abner Mikva as its nominees to serve as the directors chosen by holders of Maxxam common stock.

(Photograph of Senator Metzenbaum to right of following paragraph)

HOWARD METZENBAUM, a businessman and former U.S. Senator from Ohio (1977-95) has an extensive background serving on corporate boards. He was co-founder and Chairman of the Board of Airport Parking Company of America and Chairman of the board of ITT Consumer Services Corporation and ComCorp. and he has served on the boards of Dart Group, Shoppers Food Warehouse, Trak Auto, Society National Bank and Capital National Bank.

(Photograph of Judge Mikva to right of following paragraph)

ABNER MIKVA was elected to five terms as a Member of Congress from Illinois until his appointment to the U.S. Court of Appeals for the D.C. Circuit in 1979, where he served as Chief Judge from 1991-94. He served as White House Counsel in 1994-95. He is a visiting professor at the College of Law, University of Illinois and has legal experience in corporate and securities law.

Metzenbaum and Mikva were independently nominated for Maxxam's board by:

-- THE NEW YORK STATE COMMON RETIREMENT FUND with 45,700 shares of Maxxam common stock

--  ALAN KAHN (of Kahn Brothers & Company, Inc.)

THE CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM (CalPERS), the fourth largest institutional investor with 229,800 shares of common stock, and the NEW YORK CITY EMPLOYEES' RETIREMENT SYSTEM have independently endorsed Messrs. Metzenbaum and Mikva.

(Artwork showing a rubber stamp with "Hurwitz Board" at the top of the stamp and "OKEY-DOKEY" at the base of the stamp appears in the middle of the foregoing text)

                       MAXXAM SHAREHOLDERS:
                FOR INCREASED VALUE AND BOARDROOM
                REFORM, VOTE THE BLUE PROXY CARD.
  Questions on how to vote?  Call Georgeson & Co. 800-223-2064.

The quoted Business Week, Barron's and Forbes articles were published on December 8, 1997, December 7, 1998 and April 5,
1999, respectively, and the consent of these publications has not been sought or obtained.

The following may be deemed to be "participants" in this solicitation: The Rose Foundation for Communities and the Environment, which owns 50 shares of Maxxam common stock; Jill Ratner and Thomas W. Little, the Rose Foundation's president and executive director, who own 90 shares of Maxxam common stock as tenants in common; and the United Steelworkers of America, which owns 1002 shares of Maxxam common stock; As You Sow Foundation, which owns 100 shares of Maxxam common stock; Howard Metzenbaum, who does not own Maxxam stock; and Abner Mikva, who owns 50 shares of Maxxam common stock. These participants (except the As You Sow Foundation) constitute the members of The Committee of Concerned Shareholders and the two nominees.

                            OUR PAIN.
                            HIS GAIN.
                 (photograph of Charles Hurwitz)
                  The story of Charles Hurwitz
                     and his campaign to take
                      advantage of American
                   taxpayers, working families
                       and our environment

                   This is a story about greed.

                 It begins with Charles Hurwitz.
           Throughout his career his business practices
                 have sown grief for many of us:

              American taxpayers.  Working families.
               His shareholders.  Our environment.

            As you read this, keep in mind that this
               story doesn't have an ending -- yet.
               Its outcome can be shaped by you, and
         what you can do to end the story that's called:

                         Charles Hurwitz
                       Our Pain.  His Gain.


This document concerns a labor dispute and is not intended to be a solicitation of shareholder proxies. To the extent it might be deemed to be a solicitation under federal securities law, the following might be deemed to be participants in any such solicitation: the United Steelworkers of American, which owns 1002 shares of Maxxam common stock; the Rose Foundation for Communities and the Environment, which owns 50 shares of Maxxam common stock; Jill Ratner and Thomas W. Little, the Rose Foundation's president and executive director, who own 90 shares of Maxxam common stock as tenants in common; Abner J. Mikva, who owns 50 shares of Maxxam common stock; and Howard M. Metzenbaum, who owns no Maxxam stock.

Photo: Houston Chronicle

(photograph of Henry J. Kaiser appears to left of following text)

Henry J. Kaiser &
Kaiser Aluminum

An outstanding leader and
a proud American company.

Henry J. Kaiser was one of the titans of American business history.

     He built the Boulder, Grand Coulee and Bonneville Dams. He rebuilt America's navy after the tragedy of Pearl Harbor. And he built Kaiser Aluminum.

Henry Kaiser and the United Steelworkers Union: 50 years of profit and productivity.

     Together, Henry Kaiser and the Steelworkers built Kaiser into one of the largest aluminum firms in the world. A skilled and stable workforce that produced the finest aluminum in the industry -- the choice of America's aerospace industry.

     All during that time, labor relations were good. Fair contracts were negotiated. And under Henry Kaiser, there never, ever was a strike or lockout.

CHARLES HURWITZ:
HURTING TAXPAYERS, DESTROYING ANCIENT FORESTS.

There is a world of integrity separating Henry Kaiser from Charles Hurwitz. While Kaiser made his fortune on the work ethics, Hurwitz made his with questionable ethics.

     In 1997, a Delaware court found that Hurwitz was cheating his own shareholders by engaging in self-dealing, leading to a $20 million settlement.1

     In 1988 Hurwitz's savings and loan failed, and the federal bailout cost taxpayers $1.6 billion. The federal government is currently suing Hurwitz and his parent company, Maxxam, for recovery of up to $750 million of those funds.2

HURWITZ MAXXAMIZES HIS HOLDINGS.
     Under his parent company, Maxxam, Hurwitz used junk bond financing to acquire Pacific Lumber, a large private holder of ancient redwoods. The company had always practiced "sustainable harvest" of trees, making sure to leave at least 30% of the trees behind to help prevent erosion and to stimulate new tree growth.4 That ended under Hurwitz. Hurwitz's clearcutting practices harmed the environment spawning lawsuits claiming that the resulting erosion caused mudslides in Stafford, California.5
Soon he had cut enough trees to restructure his debt -- and to spark the largest environmental protest of the past 15 years to save the Headwaters Forest.

(photograph of clearcut site near body of water below text)

RUINING KAISER:
HURWITZ TURNS THE COMPANY AROUND -- FOR THE WORSE.

     In 1987, using more junk bonds, Hurwitz's Maxxam Corporation acquired Kaiser Aluminum. And the Henry Kaiser legacy came to an end.

     Labor-management troubles flared as a half-century of cooperation came screeching to a halt. Negotiations became increasingly tense as Maxxam demanded more and more concessions, layoffs and givebacks. Ultimately, and after numerous unfair labor practices by Kaiser, the 3,100 members of the United Steelworkers Union called a strike that began on September 30, 1998.

(reproduction of newspaper article entitled "Henry Kaiser would be ashamed" appears to the right of the foregoing paragraph)

SCABS HIRED< QUALITY DROPS.
     Hurwitz's Kaiser Aluminum began hiring "scab" replacement workers -- laid off employees of Pacific Lumber.6 Some of these new hires were then put into dangerous circumstances. In fact, a number of them are suing Kaiser for unlawful imprisonment and physical assault.7 And hundreds have quit and gone home to their families. According to a noted industry analyst, Kaiser Aluminum's "product quality has suffered and continues to do so."8

(photograph of newspaper article entitled "Kaiser replacements file lawsuit" appears to the left of the preceding paragraph)

THE STRIKE ENDS.  THE ILLEGAL LOCKOUT BEGINS.
     On January 14, 1999, the Steelworkers attempted to return to work and end the strike. Charles Hurwitz and Kaiser Aluminum unlawfully locked out their own employees, and steelworkers are pursuing charges with the National Labor Relations Board against what may well be the largest illegal lockout in American labor history. The lockout also means Kaiser could be liable for back pay of nearly $3 million per week.

THE RESULT?

     Kaiser Aluminum is falling apart at the seams.  The proof:
Kaiser Aluminum had net losses of $38.9 million in the last quarter of 1998 and losses of $38.2 million in the first quarter of 1999.

(photograph of striking Steelworker Local 341 with poster reading
"LOCKED OUT Unfair Labor Practice" appears to the right of the preceding two paragraphs)

KAISER'S PRACTICES ARE ENDANGERING WORKERS.
     Kaiser is continuing to employ scabs. They even ask them to fabricate flat-rolled aluminum for the aerospace industry, which demands excellent metallurgical precision.9 And workplace injuries are skyrocketing. According to OSHA safety logs, serious workplace injuries increased 138% since the strike began. Less severe injuries, those that didn't force employees to lose work or restrict their work activities, were up a startling 320%.10

HURWITZ'S ACTIONS HURT MAXXAM.
     Business Week calls Maxxam's board one of the ten worst in the country. And according to Barron's Maxxam trades at far less than its asset value: "The reason for this can be described in two words: Charles Hurwitz."110

A CALL TO ACTION.  WHAT CAN I DO?
     Inside the back cover is a card and two phone numbers. The card asks you to take part in a grassroots campaign for workplace fairness and protection of our forest. The first phone number is to Charles Hurwitz's office in Houston, Texas. Call and tel him to end his illegal lockout of workers at Kaiser Aluminum. The second number is to California Governor Gray Davis. Call him and demand greater protections for our old-growth forests.

                          BUSINESS WEEK
                         DECEMBER 8, 1997

                   THE WORST BOARDS OF DIRECTORS

MAXXAM 28.3 4.3 24.5 Tiny board with little business  1.5 2.0 1.0
                     experience dominated by CEO      3.6 2.0 6.0

A CALL TO ACTION:
We need your help organizing the "Stop Hurwitz Campaign."

Charles Hurwitz will continue to hurt taxpayers, lock out workers and cut old growth forests unless we stop him now. Please join us by acting today:

1.  Fill in and send in the card.  Make sure to attach postage.
2. Call Charles Hurwitz at 713-975-7600 and tell him to end the illegal lockout of Kaiser Aluminum workers.
3. Call California Governor Gray Davis at 916-445-2841 and demand greater protections for our old-growth forests.

REFERENCES:
1. Court of Chancery of Delaware, Consolidated Civil Action No.
12111, 123.
2.  Office of Thrift Supervision, OTS Order No. AP 95-40 (Dec.
26, 1995)
3. Office of Thrift Supervision, OTS Action to Freeze Corporate Assets, Executive Summary
4. Corporate Watch "Headwaters Forest vs. Maxxam" (http:www.corpwatch.org/trac/gallery/redwoods/palco.html)
5. San Francisco Examiner March 22, 1999 "New Front in War on Logging" and Humboldt Legal Foundation "Stafford Landslide Lawsuit" (http://www.pacificlaw.com)
6. Times-Standard Eureka, CA December 3, 1998.
7. Doughty et al. vs. Kaiser Aluminum & Chemical et al. C.A. No. 99200703-9, Sup. Ct., Spokane County, Washington (Filed Feb. 3,
1999)
8. Thomas M. Van Leeuwen, Aluminum Industry Analyst, Credit Suisse First Boston Corp., American Metal Market October 30, 1998
9. Kaiser Online "Flat Rolled Products"
http://www.kaiseral.com/k/kais002/kais002.nsf/lookup/Flat
10. United Steelworkers of America "OSHA Logs Show Workplace Injuries at Kaiser Aluminum Have Skyrocketed" Press Release February 24, 1999
11. Business Week, December 8, 1997 and Barron's December 7,
1998.

(photograph of hand placing envelopes in mailbox appears below the preceding text)

                            IF CHARLES
                           HURWITZ WAS
                         YOUR BOSS, YOU'D
                          BE ANGRY, TOO.

(photograph of workers at rally immediately below the preceding text and above the following space for mailing)

United Steelworkers of America                 Non-Profit Org.
60 Blvd of the Allies                          U.S. Postage
Ste. 905                                       PAID
Pittsburgh, PA 15230-3623                      Pittsburgh, PA
                                               Permit # 4642

(The following text appears on the left half of Side 1 of the card inserted in this brochure)

Want to know how you can
-- help working people
-- protect ancient forests
-- save tax dollars?
Just fill out this card!

(The following text appears on the right half of Side 1 of the card inserted in this brochure with the words "DETACH HERE" appearing between them)

Yes!  I'll join the                                      Place
campaign to stop                                         Stamp
Charles Hurwitz.                                         Here



                              United Steelworkers of America
                              2829 University Avenue SE
                              Suite 100
                              Minneapolis, MN   55414

The following text appears on Side 2 of the card inserted in this brochure with the words "DETACH HERE" to the right of this text)

                    END OUR PAIN AND HIS GAIN
           JOIN THE CAMPAIGN TO "STOP CHARLES HURWITZ"

YES, I want to help stop Charles Hurwitz and his efforts to harm working people, taxpayers and our environment. I am willing to:

  Make volunteer phone calls
  Write personalized letters to elected officials
  Write letters to the editor
  Attend an anti-Hurwitz rally
  Serve on the "Stop Hurwitz" planning committee

Name___________________________________________________________

Address________________________________________________________

City__________________________State_________________Zip________

Phone # (_____) _________________Email_________________________